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                                                                  EXECUTION COPY

                                CIT EC-EF 2001-A
                                   OWNER TRUST
                            RECEIVABLE-BACKED NOTES

              $233,500,000 3.48% Receivable-Backed Notes, Class A-1 $275,000,000 3.73% Receivable-Backed Notes, Class A-2 $298,000,000 4.32% Receivable-Backed Notes, Class A-3 $249,500,000 4.84% Receivable-Backed Notes, Class A-4
              $ 55,563,967   4.58% Receivable-Backed Notes, Class B

                             UNDERWRITING AGREEMENT

                                                               September 6, 2001

Deutsche Banc Alex. Brown Inc.
   as Representative for the Underwriters
31 West 52nd Street
New York, New York 10019



Dear Sirs:

     1. Introductory. NCT Funding Company, L.L.C., a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule A hereto (the "Underwriters"), for whom Deutsche Banc Alex. Brown Inc. is acting as representative (the "Representative"), an aggregate of $233,500,000 principal amount of the 3.48% Receivable-Backed Notes, Class A-1, $275,000,000 principal amount of the 3.73% Receivable-Backed Notes, Class A-2, $298,000,000 principal amount of the 4.32% Receivable-Backed Notes, Class A-3, $249,500,000 principal amount of the 4.84% Receivable-Backed Notes, Class A-4, and $55,563,967 principal amount of the 4.58% Receivable-Backed Notes, Class B (collectively, the "Offered Securities"), of the CIT EC EF 2001-A (the "Trust"). The Trust will be created pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of August 1, 2001, between the Company and Chase Manhattan Bank USA, National Association ("Chase"), as owner trustee (the "Owner Trustee"). The Offered Securities will be issued under an Indenture (the "Indenture") dated as of August 1, 2001 between the Trust and Allfirst Bank, as indenture trustee (the "Indenture Trustee"). The Trust is also issuing to the Company the sole Equity Certificate (the "Certificate") evidencing the entire beneficial equity interest in the Trust.

     Before the Time of Delivery (as defined below), the Company purchased certain contracts (the "VFC Contracts") and certain interests in the equipment related to such VFC Contracts (the equipment relating to any of the VFC Contracts being referred to herein as the "Equipment") from CIT Financial USA, Inc. (formerly known as Newcourt Financial USA Inc. "CFUSA") pursuant to the Amended and Restated Sale and Contribution Agreement, dated as of March 2, 1999, as amended and restated as of June 29, 2000 (the "VFC Purchase Agreement")






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by and among CFUSA, AT&T Capital Corporation (now known as Capita Corporation,
"Capita") and the Company and transferred the VFC Contracts to the CIT Equipment Trust-VFC Series (the "VFC Trust"). CFUSA previously purchased such VFC Contracts and related Equipment from The CIT Group/Equipment Financing, Inc. ("CITEF"). CITEF is a direct wholly-owned subsidiary of The CIT Group, Inc., a Nevada corporation (hereinafter "CIT"). On or before the Time of Delivery, the Company will reacquire the VFC Contracts described in the preceding sentence from the VFC Trust pursuant to a Release and Assignment (the "VFC Assignment") dated as of September 14, 2001 between the VFC Trust and the Company. The Company will also enter into a Substitute VFC Purchase and Sale Agreement (the "Substitute VFC Purchase Agreement") dated as of August 1, 2001 between CFUSA and the Company. In addition, on or before the Time of Delivery, CFUSA will purchase certain other contracts (the "Non-VFC Contracts") and Equipment from CITEF pursuant to a Non-VFC Conveyancing Agreement (the "Non-VFC Conveyancing Agreement") dated as of August 1, 2001 between CITEF and CFUSA, and the Company will purchase such Non-VFC Contracts from CFUSA pursuant to the Non-VFC Purchase and Sale Agreement (the "Non-VFC Purchase Agreement") dated as of August 1, 2001 between CFUSA and the Company.

     The Trust will acquire from the Company a pool of VFC contracts and Non-VFC Contracts consisting of equipment leases (each a "Lease Contract") and installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (each a "Loan Contract," and collectively with the Lease Contracts, the "Contracts"), the security interest, if any, of the Company in Equipment securing the Loan Contracts, a security interest in the Company's interest in the Equipment related to the Lease Contracts and certain other rights pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), among the Company, the Trust, CFUSA and The CIT Group/Equipment Financing, Inc. ("CITEF") and pursuant to which CITEF has agreed to service the Contracts. In addition, the Indenture Trustee will establish for the benefit of the noteholders a reserve account (the "Reserve Account") having an initial balance of $17,006,929 (the "Initial Deposit"), which will initially be funded from the proceeds from the sale of the notes. As used herein, the term "Related Documents" means the Trust Agreement, the Offered Securities, the Indenture, the Pooling and Servicing Agreement, the VFC Purchase Agreement, the VFC Assignment, the Substitute VFC Purchase Agreement, the Non-VFC Conveyancing Agreement, the Non-VFC Purchase Agreement, and the Letter of Representations among the Trust, the Indenture Trustee and The Depository Trust Company.

     Capitalized terms used herein without definition shall have the meanings set forth in the Indenture or the Pooling and Servicing Agreement.

     2. Representations and Warranties of the Company and CFUSA. Each of the Company and CFUSA, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

     (a) The Trust, the Company and the Offered Securities meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.333-53688), including the related preliminary prospectus or prospectuses, relating to the Offered Securities and the offering thereof from time to time in accordance with


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Rule 415 under the Act. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will prepare and file with the Commission a prospectus supplement (together with any later dated prospectus supplement relating to the Offered Securities, the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Act. The registration statement as amended at the date hereof is hereinafter referred to as the "Registration Statement." The term "Base Prospectus" means the prospectus dated February 5, 2001 relating to all offerings of securities under the Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. As used herein, the terms "Registration Statement," "Prospectus," "Base Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document with the Commission pursuant to the Act or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be;

     (b) No stop order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of such
Underwriter: the concession and reallowance figures appearing in the table after the second paragraph under the caption "PLAN OF DISTRIBUTION" and the information contained in the fourth paragraph under the caption "PLAN OF


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DISTRIBUTION" (collectively, the "Provided Information"). In addition, the statements in "DESCRIPTION OF THE NOTES AND INDENTURE" in the Prospectus, to the extent they constitute a summary of the Notes, the Indenture and the Pooling and Servicing Agreement, constitute a fair and accurate summary thereof.

     (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Provided Information;

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, CFUSA, CITEF, CIT or the Trust (other than as contemplated in the Registration Statement or the Prospectus) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Related Documents to which it is a party or (2) the Contracts or the Trust Estate (as defined in the Trust Agreement) considered in the aggregate;

     (e) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware; CFUSA has been duly incorporated and is validly existing as a corporation in good standing under the laws of State of Delaware; CITEF has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; each of the Company and CFUSA has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under this Agreement and the Related Documents to which it is a party; CITEF has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Prospectus; and each of the Company, CFUSA and CITEF has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction;

     (f) As of the Time of Delivery, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or



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made by the Company, CFUSA, the Trust and CITEF or their subsidiaries for the consummation of the transactions contemplated by this Agreement and the Related Documents shall have been obtained or made, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Blue Sky laws and except for the UCC Filings, which shall be made promptly and in any event not later than 10 calendar days after the Time of Delivery;

     (g) Reserved;

     (h) This Agreement has been duly authorized, executed and delivered by the Company and CFUSA and constitutes a legal, valid and binding agreement of the Company and CFUSA enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

     (i) The Offered Securities have been duly and validly authorized by the Trust and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms, and entitled to the benefits provided by the Indenture under which they are to be issued, which Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the other Related Documents will constitute a valid and legally binding obligation of the Company and CFUSA, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; the execution, delivery and performance by the Company, CFUSA and the Trust of the Related Documents to which they are a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action and proceedings required of them; and the Offered Securities, the Indenture, the Pooling and Servicing Agreement, the Purchase and Sale Agreements, the Trust Agreement and the other Related Documents will conform in all material respects to the descriptions thereof in the Prospectus;

     (j) The issue of the Offered Securities by the Trust and sale of the Offered Securities by the Company hereunder and the compliance by the Trust, the Company and CFUSA with all of the provisions of this Agreement, and the compliance by the Trust, the Company, CITEF and CFUSA with all of the provisions of all of the Related Documents to which they are parties and the consummation of the transactions herein and therein contemplated


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will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust, the Company or CFUSA is a party or by which the Trust, the Company, CFUSA or CITEF or any of their subsidiaries is bound or to which any of the property or assets of the Trust, the Company, CFUSA or CITEF is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, Articles of Organization, By-laws or Operating Agreements of the Company, CFUSA or CITEF or the Trust or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Company, CFUSA or CITEF or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by any of them for the issue of the Offered Securities by the Trust and the sale of the Offered Securities by the Company or the consummation by the Trust, the Company or CFUSA of the transactions contemplated by this Agreement or the Related Documents, except the registration under the Act of the Offered Securities, such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

     (k) There are no legal or governmental proceedings to which the Company, CFUSA, the Trust or CITEF is a party or of which any property of the Company, CFUSA, the Trust or CITEF is the subject (i) asserting the invalidity of this Agreement, the Offered Securities or any other Related Documents, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement or any Related Document, (iii) which is reasonably expected to materially and adversely affect the performance by the Company, CFUSA, CITEF or the Trust, of their respective obligations under, or the validity or enforceability of, this Agreement, the Offered Securities or the other Related Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Offered Securities described in the Prospectus or (v) which is reasonably expected to, individually or in the aggregate, have a material adverse effect on the Company, CFUSA, the Trust or CITEF; and, to the best of the Company's and CFUSA's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (l) The Company, CFUSA and CITEF are not in violation of their respective Certificate of Incorporation, Articles of Organization, By-laws, Operating Agreements or other constituent agreements and the Trust is not in violation of the Trust Agreement, and neither the Company, CFUSA, the Trust nor CITEF is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

     (m) Each of the Company and the Trust is not and, after giving effect to the offering and sale of the Offered Securities and other transactions contemplated hereby, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");



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     (n) As of the Cut-off Date, the computer tape of the Contracts made available to the Representative by CFUSA, CITEF and the Company was accurate in all material respects;

     (o) No selection procedures adverse to the holders of the Offered Securities were utilized (i) in selecting those contracts transferred by (x) CITEF to CFUSA, (y) from CFUSA to the Company and (z) from the VFC Trust to the Company from those lease and loan contracts available therefor or (ii) in selecting those contracts transferred by the Company to the Trust from those lease and loan contracts available therefor;

     (p) The Company owns an interest in the Equipment relating to the Contracts free and clear of any lien, charge or encumbrance (other than Permitted Liens with respect to the Company's lien which is fully subordinated to the rights of the Trust's security interest in the Equipment) and subject to the rights of the related obligors. Upon execution and delivery of the VFC Assignment and the Non-VFC Purchase Agreement and the consummation of the transactions thereunder, the Company will acquire the Contracts and an interest in the related Equipment, free and clear of any lien, charge or encumbrance other than Permitted Liens, and subject to the rights of the related obligors; and, upon execution and delivery of the Pooling and Servicing Agreement, the Trust will acquire the Contracts, free and clear of any lien, charge or encumbrance (other than as contemplated by the Related Documents), but subject to the rights of the related obligors;

     (q) As of the date hereof and as of the Time of Delivery, CFUSA is not obligated to repurchase Contracts constituting a material portion of the Contract Pool Principal Balance (as defined in the Indenture);

     (r) As of the date hereof, the Company is wholly owned by CFUSA;

     (s) In accordance with Generally Accepted Accounting Principles, as currently in effect, each party to the VFC Purchase Agreement, the VFC Assignment, the Substitute VFC Purchase Agreement, and the Non-VFC Purchase Agreement will treat the transactions contemplated by such agreements as a sale of the Contracts and interests in the related Equipment to the Company, and the Company will treat the transactions contemplated by the Pooling and Servicing Agreement as a sale of the Contracts to the Trust;

     (t) CFUSA represents and warrants that it has made available to the Underwriters copies of CIT's 2000 consolidated financial statements for the year ended December 31, 2000 and CIT's unaudited balance sheet and statements of income and retained earnings for the periods ended March 31, 2001 and June 30, 2001 as filed with the SEC on form 10-Q and July 31, 2001 as filed with the SEC on form 8-K. Except as set forth in or contemplated in the Registration Statement and the Prospectus or as described by CIT in SEC filings or press releases of general distribution, copies of which have been delivered to you, there has been no material adverse change in the condition (financial or otherwise) of CIT since July 31, 2001;

     (u) Any taxes, fees and other governmental charges arising from the execution and delivery by CFUSA or the Company of this Agreement, the Pooling and Servicing Agreement, the Trust Agreement and the Indenture and in connection with the execution,



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delivery and issuance of the Offered Securities and with the transfer of the
Contracts and the Equipment, have been paid or will be paid by the Company prior to the Closing Date; and

     (v) KPMG LLP is an independent public accountant with respect to CFUSA and the Company within the meaning of the Act and the rules and regulations promulgated thereunder.

     (w) As of the Closing Date, each of the respective representations and warranties of the Company, CFUSA, the Trust and CITEF set forth in the Related Documents will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

     All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Time of Delivery; provided, however, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to continue to relate to such date.

     3. Sale and Delivery to the Underwriters; Closing. Subject to the terms and conditions herein set forth, the Company agrees to cause the Trust to issue the Offered Securities and the Company agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the Offered Securities at the purchase price for each class of Offered Securities equal to the product of (x) the principal balance of such class of Offered Securities purchased by an Underwriter and (y) the purchase price percent for such class of Offered Securities, as set forth in Schedule A hereto.

     The Offered Securities will be represented initially by one or more definitive global certificates in registered form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or, on DTC's behalf, with DTC's designated nominee or custodian and duly endorsed to DTC or in blank by an effective endorsement. The Company will transfer the Offered Securities in book-entry form to the Representative, for the account of each Underwriter, against payment by the Representative (by or on behalf of each such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the Offered Securities to the account of the Representative at DTC. The Company will cause the global certificates referred to above to be made available to the Representative for checking at least 24 hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on September 14, 2001 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

     The documents to be delivered at Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Offered Securities and any additional documents requested by the Underwriters pursuant to Section 6(v) hereof, will be delivered at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Offered Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m.,




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New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     4. Offering by Underwriters. It is understood that upon the authorization by the Representative of the release of the Offered Securities, the Underwriters propose and agree to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

     5. Certain Agreements of the Company and CFUSA. The Company and CFUSA, jointly and severally, agree with each of the Underwriters that:

     (a) The Company will prepare the Prospectus in a form approved by the Representative (which approval will not be unreasonably withheld) and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the date required by Rule 424; make no further amendment or any supplement to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) under the Act) or Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company (or behalf of the Trust) or the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; to advise the Representative, promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order.

     (b) The Company will promptly from time to time take such action as the Representative may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such states as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company or the Trust shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any state.

     (c) The Company will furnish the Underwriters with copies of the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the



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delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act or the Trust Indenture Act, will notify the Representative and promptly will file such document which will correct such statement or omission and will prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representative' request will, at the Company's expense, prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     (d) The Company will cause the Trust to comply with the periodic reporting requirements under the Exchange Act.

     (e) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery or the termination of the syndicate, which shall in no event exceed 30 days from the Time of Delivery, neither the Company, CFUSA nor CITEF will offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities secured by or evidencing interests in receivables similar to the Contracts.

     (f) So long as any Offered Securities shall be outstanding, the Company will deliver or cause to be delivered to the Representative the annual statement as to compliance and the annual statement of a firm of independent public accountants required to be delivered to the Indenture Trustee pursuant to Sections 9.04 and 9.05 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

     (g) The Company will furnish such information, execute such instruments and take such actions, if any, as the Representative may reasonably request in connection with the filing with the NASD relating to the Offered Securities should the Representative determine that such filing is required or appropriate.

     (h) So long as any of the Offered Securities are outstanding, the Company will furnish or cause the Trust to furnish to the Representative as soon as practicable (i) all documents required to be distributed to holders of the Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) all monthly reports required to be delivered to or filed with the Owner Trustee or the Indenture Trustee, (iii) all notices or requests to or from the Rating Agencies with respect to the Offered Securities that have been delivered to or received by the Company or the Trust and (iv) from time to time, any other publicly available information concerning the Company or the Trust filed with any government or regulatory authority, as the Representative may reasonably request.

     (i) At the Time of Delivery, the electronic ledger used by CFUSA as a master record of the Contracts conveyed by CFUSA to the Company, conveyed by the VFC Trust to the Company and by the Company to the Trust shall be marked in such a manner as shall clearly indicate the Trust's absolute ownership of the Contracts, and from and after the Time to Delivery, neither the Company, CFUSA, CITEF nor any of their affiliates shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Pooling and Servicing Agreement.

     (j) Reserved.

     (k) To the extent, if any, that the rating provided with respect to the Offered Securities by any of the Rating Agencies that initially rate the Offered Securities is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Trust, the Company, CITEF or CFUSA, the Company, CFUSA and CITEF will use their best efforts to furnish, as soon as practicable, such documents and take (or cause the taking of) any such other actions.

     (l) The Company will cause the Trust to use the net proceeds received by it from the issuance of the Offered Securities in the manner specified in the Prospectus under the caption "USE OF PROCEEDS."

     (m) The Company and CFUSA will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Related Document, the Blue Sky Memoranda, closing documents (including compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the National Association of Securities Dealers, Inc. of the Offered Securities; (v) any fees charged by the Rating Agencies for rating the Offered Securities; (vi) the up-front fees and expenses of the Indenture Trustee and Owner Trustee and any agent of the Indenture Trustee and Owner Trustee and the reasonable up-front fees and disbursements of counsel for the Indenture Trustee and Owner Trustee in connection with the Indenture and the Offered Securities; (vii) the costs and expenses of the Company and CFUSA relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with road show presentations with the prior written approval of the Company and CFUSA, reasonable travel and lodging expenses of Representative and officers of the Company and CFUSA and any such consultants, and the cost of any aircraft chartered in connection with the road show, with the prior written consent of the Company; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, securities transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and CFUSA herein are, at and as of the Time of Delivery, true and correct (except to the extent that any representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to continue to relate to such date), the condition that the Company and CFUSA shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions precedent:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction;

     (b) Stroock & Stroock & Lavan LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to certain securities law issues and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to based upon such matters;

     (c) The Underwriters shall have received (i) from Schulte Roth & Zabel LLP, opinions in respect of "true sale", "nonconsolidation" and the validity of the Related Documents, in form and substance reasonably satisfactory to them or letters authorizing the Underwriters to rely upon such opinions and (ii) letters authorizing the Underwriters to rely upon any other opinion or opinions delivered by counsel or certificates delivered by any party to any of the Rating Agencies in connection with the transactions contemplated by this Agreement and the Related Documents;

     (d) Schulte Roth & Zabel LLP, counsel for the Company, shall have furnished to the Underwriters their opinions, dated the Time of Delivery, in form and substance as the opinions attached hereto as Exhibit A and reasonably satisfactory to the Representative. It is understood and agreed that in rendering any opinion relating to the attachment or perfection of security interests governed by Delaware law, Schulte Roth & Zabel LLP may rely on opinions by

Delaware local counsel reasonably satisfactory to the Representative that are in a form and substance reasonably satisfactory to the Representative and the Representative's counsel;

     (e) The Underwriters shall have received from Schulte Roth & Zabel LLP opinions in respect of tax matters in form and substance reasonably satisfactory to the Representative;

     (f) Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Indenture Trustee, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, substantially to the effect that:

               (i) The Indenture Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of Maryland, with full power and authority to execute and deliver the Related Documents to which it is a party and perform its obligations thereunder;

               (ii) No consent, approval or authorization of, or registration, declaration or filing with, any federal, State of Maryland or State of New York, court or governmental agency or body is required for the execution, delivery or performance by the Indenture Trustee of the Related Documents to which it is a party;

               (iii) The execution and delivery of the Related Documents to which it is a party by the Indenture Trustee and the performance by the Indenture Trustee of the respective terms thereof do not conflict with or result in a violation of (A) any federal or State of Maryland, law or regulation governing the banking or trust powers of the Indenture Trustee and (B) the charter documents or By-laws of the Indenture Trustee;

               (iv) The Indenture constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (v) The Offered Securities and the Equity Certificate delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Agreement.

     (g) Richards, Layton & Finger, counsel for the Owner Trustee, or in-house counsel to the Owner Trustee shall have furnished to the Underwriters their opinions, dated the Time of Delivery, in form and substance satisfactory to the Representative, substantially to the effect that:

               (i) Chase is duly formed, is validly existing and in good standing as a national banking association under the laws of the United States of America;

               (ii) Chase has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and, on behalf of the Trust, to execute and deliver the Related Documents to which the Trust is a party;

               (iii) The Trust Agreement has been duly authorized, executed and delivered by Chase and constitutes a legal, valid and binding agreement of Chase, enforceable against Chase, in accordance with its terms;

               (iv) The Related Documents and the Notes have been duly authorized, executed and delivered by Chase as Owner Trustee on behalf of the Trust;

               (v) Neither the execution, delivery and performance by Chase or the Owner Trustee on behalf of the Trust, as the case may be, of the Trust Agreement and the Related Documents, nor the consummation by Chase or the Owner Trustee, on behalf of the Trust, as the case may be, of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the banking or trust powers of Chase, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed); and

               (vi) Neither the execution, delivery and performance by Chase or the Owner Trustee on behalf of the Trust, as the case may be, of the Trust Agreement and the Related Documents to which the Trust is a party, nor the consummation by Chase or the Owner Trustee on behalf of the Trust, of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of or default under the articles of organization or by-laws of Chase or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the banking or trust powers of Chase.

     (h) (i) On the date of the Prospectus, (ii) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at the Time of Delivery, KPMG LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "agreed-upon procedures letters" to underwriters in transactions of this nature, including a statement by each to the effect that KPMG LLP is an independent public accountant with respect to the Trust, the Company, CITEF, CFUSA and CIT, as defined in the Act and the rules and regulations of the Commission thereunder;

     (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Company, CFUSA, CIT, CITEF or the Trust (other than as contemplated in the Registration Statement) which, in the reasonable judgment of the Representative, would be expected to have an effect on either (a) the ability to such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Related Documents to which it is a party or (b) the Contracts or the Trust Estate, that, in either case, is so material and adverse a to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus (and any supplements thereto);

     (j) Reserved;

     (k) At the Time of Delivery, (i) the Class A-1 Notes shall be rated by each of Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch") "A-1+", "P-1" and "F-1+" respectively;
(ii) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be rated at least "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; and (iii) the Class B Notes shall be rated at least "A" by S&P, "A3" by Moody's and "A" by Fitch;

     (l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus;

     (m) Each of the Company and CFUSA shall have delivered to the Representative a certificate, dated the Time of Delivery, signed by its Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, or treasurer to the effect that the signer of such certificate has examined this Agreement, the Pooling and Servicing Agreement, the Indenture, the Prospectus (and any supplements thereto), the Registration Statement, and the other Related Documents and that:

               (i) the representations and warranties of the Company or CFUSA, as applicable, in this Agreement and the Pooling and Servicing Agreement are true and correct at and as of the Time of Delivery as if made on and as of the Time of Delivery (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of such party are true and correct as of such earlier date as if made at the Time of Delivery);

               (ii) the Company or CFUSA, as applicable, has complied with all of the agreements and satisfied all of the material conditions on its part to be performed or satisfied under this Agreement at or prior to the Time of Delivery;

               (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened;

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, CFUSA, CITEF or the Trust (other than as contemplated in the Registration Statement) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Related Documents to which it is a party or (2) the Contracts or the Trust Estate (taken as a group);

               (v) as of the Time of Delivery, no Contracts constituting a material portion of the Contract Pool Principal Balance constitute Ineligible Contracts; and

               (vi) as to such other matters as the Representative may reasonably request.

     (n) CFUSA shall have delivered to the Underwriters a certificate, dated the Time of Delivery, signed by its Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, or treasurer to the effect that the signer of such certificate has examined the Purchase and Sale Agreements and that:

               (i) as of the Time of Delivery, no Contracts sold by CFUSA to the Company constitutes an Ineligible Contract;

               (ii) the representations and warranties of CFUSA in the Purchase and Sale Agreements are true and correct at and as of the Time of Delivery as if made on and as of the Time of Delivery (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of such party are true and correct as of such certain date as if made at the Time of Delivery); and

               (iii) as to such other matters as the Representative may reasonably request.

     (o) The Company shall have delivered to the Representative a copy, certified by an officer of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (including all exhibits) and full and complete sets of all written comments of the Commission or its staff and all written responses thereto with respect to the Registration Statement;

     (p) The Company, CFUSA, CITEF, the Owner Trustee, the Indenture Trustee and the Trust shall have executed and delivered each Related Document and the Agreement to which it is a party and the VFC Trust shall have executed and delivered the VFC Assignment;

     (q) The Underwriters shall have received copies of all UCC searches as Stroock & Stroock & Lavan LLP shall reasonably request and within 10 days after the Time of Delivery, copies of UCC Financing Statements and any other evidence of the taking of any other action in all jurisdictions necessary to protect and perfect the ownership and security interests of CFUSA, the Company, the Trust and the Indenture Trustee in the Contracts and the Equipment (except as to the State of Mississippi, where local jurisdiction filings shall not be required);

     (r) The Indenture Trustee shall have established the Reserve Account pursuant to Section 7.01 of the Pooling and Servicing Agreement and the Depositor shall have deposited the Initial Deposit in the Reserve Account;

     (s) The Indenture Trustee shall have delivered to the Representative an officer's certificate, dated the Time of Delivery, to the effect that the signer of such certificate has examined the Related Documents to which the Indenture Trustee is a party, and that to the best of the officer's knowledge, there are no actions proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Related Documents to which it is a party;

     (t) Reserved;

     (u) The Representative shall have received copies of each opinion of counsel delivered to the Rating Agencies, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date;

     (v) The Underwriters and Stroock & Stroock & Lavan LLP shall have received such information, certificates and documents as the Underwriters or Stroock & Stroock & Lavan LLP may reasonably request;

     (w) Richards, Layton & Finger, special Delaware counsel to the Trust, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative; and

     (x) Richards, Layton & Finger, special Delaware counsel to the Company, shall have furnished to the Underwriters their opinions with respect to the limited liability status of the Company and various bankruptcy matters, dated the Time of Delivery, in form and substance satisfactory to the Representative.

     7. Indemnification and Contribution. (a) The Company and CFUSA, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will promptly reimburse each Underwriter, their respective directors and officers and each person who controls the Underwriter within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by any Underwriter and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, (i) that the Company and CFUSA shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Provided Information and provided further that such Provided Information was not based upon Company-Provided Information (as defined below); (ii) such indemnity with regard to any related prospectus shall not inure to the benefit of each Underwriter (or any person controlling each Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities if such person did not receive a copy of the Prospectus (or, in the event it is amended or supplement, such Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Securities to such person if such Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) was timely forwarded to each Underwriter as required by this Agreement; and (iii) the Company and CFUSA shall not, in connection with any one such action or separate but substantially similar or related transactions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters, which firm shall be designated in accordance with Section 7(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company and CFUSA may otherwise have to the Underwriters or any person who controls such Underwriter.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and CFUSA, their respective directors and officers and each person, if any who controls the Company and CFUSA, as the case may be, within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company and CFUSA may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Provided Information and provided that such Provided Information was not based upon Company--Provided Information (as defined herein); and will reimburse the Company and CFUSA, their respective directors and officers and each person who controls the Company and CFUSA within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by the Company, CFUSA and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which may otherwise have to each of the Company and CFUSA as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party, in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised in writing (with a copy to the indemnifying party) by counsel that representation of such indemnified party and the indemnifying party is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. The indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 7 for any legal or other expenses incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and provided that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) Each Underwriter severally but not jointly agrees, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company and CFUSA, and their respective directors, officers and controlling persons within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred, provided that, in no event shall any Underwriter be responsible under this clause (d) for any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter hereunder. Each Underwriter's obligations under this Section 7(d) shall be in addition to any liability which each Underwriter may otherwise have to the Company or CFUSA.

     (e) Each of the Company and CFUSA jointly and severally agrees to indemnify and hold harmless the Underwriters, each of the Underwriters' officers and directors and each person who controls the Underwriters within the meaning of
Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Company-Provided Information provided by the Company or CFUSA, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The Company's and CFUSA's obligation under this Section 7(e) shall be in addition to any liability which they may otherwise have to the Underwriters.

     The procedures set forth in Section 7(c) shall be equally applicable to Sections 7(d) and 7(e).

     (f) For purposes of this Section 7, the term "Derived Information" means such portion, if any, of the information delivered to the Company or CFUSA by the Underwriters for filing with the Commission that:

               (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

               (ii) does not constitute Company-Provided Information; and

               (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

     "Company-Provided Information" means any computer tape furnished to the Underwriters by the Company or CFUSA concerning the Contracts or any other information furnished by the Company or CFUSA to the Underwriters that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriters in the course of the Underwriters' preparation of its Derived Information or the Provided Information.

     The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc, ('which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

     It is understood and agreed that no Collateral Term Sheets, Structural Term Sheets or Computational Materials were furnished to prospective investors in connection with this transaction.

     (g) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b),
(d) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and CFUSA on the one hand and the Underwriters on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and CFUSA on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and CFUSA on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company and CFUSA bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or CFUSA on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent it such statement or omission. The Company, CFUSA and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the underwriting discount as set forth on the cover page of the Prospectus paid to the respective Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (h) The obligations of the Company and CFUSA under this Section 7 shall be in addition to any liability which the Company and CFUSA may otherwise have and shall extend, upon the same term and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or CFUSA who has signed the Registration Statement and to each person, if any, who controls the Company or CFUSA within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder at the Time of Delivery and the aggregate principal amount of Offered Securities (determined on a class by class basis) that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities (determined on a class by class basis) that the Underwriters are obligated to purchase at such Time of Delivery, the Representative may make arrangements satisfactory to the Company for the purchase of the Offered Securities (determined on a class by class basis) by other persons, including any of the Underwriters, but if no such arrangements are made by such Time of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities (determined on a class by class basis) that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Time of Delivery. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities (determined on a class by class basis) with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities (determined on a class by class basis) that the Underwriters are obligated to purchase at such Time of Delivery and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided, in Section 9 hereof (as to non-defaulting Underwriters only). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     In the event of any such default which does not result in a termination of this Agreement, any of the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warrants and other statements of the Company, CFUSA and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or CFUSA, or any officer or director or controlling person of the Company or CFUSA, and shall survive delivery of and payment for the Offered Securities.

     If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(n), and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 5(m) and 7 hereof.

     10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019,
Attention: ________________; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to CFUSA or the Company, shall be delivered or sent by mail, telex or facsimile transmission to The CIT Group, 650 CIT Drive, Livingston, New Jersey 07039, Attention:
Securitization -- Treasury; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     11. Termination.

     (a) This Agreement may be terminated by you in your absolute discretion at any time upon the giving of notice at any time prior to the Closing Date: (i) if there has been any material adverse change in the condition, financial or otherwise, of the Company or CFUSA, or in the earnings, business affairs or business prospects of the Company or CFUSA, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 7 hereof.

     (b) This Agreement may not be terminated by the Company or CFUSA without the written consent of the Underwriters, except in accordance with law.

     (c) Notwithstanding anything herein to the contrary, in the event the Company or CFUSA does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately canceled by the Underwriters by notice thereof to the Company or CFUSA. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 7 and 9 hereof shall survive any such cancellation.

     12. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, CFUSA and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and CFUSA and each person who controls the Company and CFUSA or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     13. Representation of Underwriters. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

     14. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company and CFUSA hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     17. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Company and CFUSA and for each of the Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, CFUSA and the Company.

                                       Very truly yours,

                                       NCT FUNDING COMPANY, L.L.C.


                                       By:/s/ Barbara A. Callahan
                                          --------------------------------
                                       Name: Barbara A. Callahan
                                       Title: Vice President
                                       CIT FINANCIAL USA, INC.


                                       By: Barbara A. Callahan
                                          -------------------------------
                                       Name: Barbara A. Callahan
                                       Title: Vice President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date first above written.

--------------------------------------------
AS REPRESENTATIVE OF THE UNDERWRITERS

By:      DEUTSCHE BANC ALEX. BROWN INC.

         By:       /s/ Ruben Avilez
            -------------------------------
              Authorized Representative
              Ruben Avilez
              Vice President

By:      DEUTSCHE BANC ALEX. BROWN INC.

         By: /s/ Christopher Beaudet
            -------------------------------
              Authorized Representative
              Christopher Beaudet
              Managing Director

                                   SCHEDULE A

                                                           Total Aggregate Principal Amount
Underwriter                                              of Offered Securities to be Purchased
-------------------------------------      ----------------------------------------------------------------------
                                              Class A-1         Class A-2         Class A-3          Class A-4
                                           ---------------    --------------  ----------------   -----------------
Deutsche Banc Alex. Brown Inc.                $70,050,000       $82,500,000       $89,400,000        $74,850,000
Barclays Capital Inc.                         $32,690,000       $38,500,000       $41,720,000        $34,930,000
First Union Securities, Inc.                  $32,690,000       $38,500,000       $41,720,000        $34,930,000
J.P. Morgan Securities Inc.                   $32,690,000       $38,500,000       $41,720,000        $34,930,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                                  $32,690,000       $38,500,000       $41,720,000        $34,930,000
Salomon Smith Barney Inc.                     $32,690,000       $38,500,000       $41,720,000        $34,930,000
         Total                               $233,500,000      $275,000,000      $298,000,000       $249,500,000
                                             ============      ============      =============      =============


                                                 Total Aggregate Principal Amount
Underwriter                                    of Offered Securities to be Purchased
---------------------------                  -----------------------------------------
                                                              Class B
                                             -----------------------------------------
Deutsche Banc Alex. Brown Inc.                                                  $16,669,467
Barclays Capital Inc.                                                            $7,778,900
First Union Securities, Inc.                                                     $7,778,900
J.P. Morgan Securities Inc.                                                      $7,778,900
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                                                                     $7,778,900
Salomon Smith Barney Inc.                                                        $7,778,900
         Total                                                                  $55,563,967
                                                                        ===================


Purchase Price Percent
----------------------

Class A-1:        99.90000%
Class A-2:        99.83230%
Class A-3:        99.79711%
Class A-4:        99.76956%
Class B:          99.64392%

                                    EXHIBIT A




                                      -2-